                                    Exhibit B

                                                                       EXHIBIT B

                             AUGUSTA PARTNERS, L.P.
                             CIBC Oppenheimer Tower
                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281

                  OFFER TO PURCHASE $50,000,000 OF OUTSTANDING
                    PARTNERSHIP INTERESTS AT NET ASSET VALUE
                             DATED NOVEMBER 25, 1998

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                       12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON THURSDAY, DECEMBER 31, 1998, UNLESS THE OFFER IS EXTENDED


To the Partners of
Augusta Partners, L.P.:

         Augusta Partners, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the "Partnership"), is offering to purchase for cash upon the terms and conditions set forth in this offer to purchase ("Offer to Purchase") and the related letter of transmittal ("Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer") up to $50,000,000 of interests in the Partnership or portions thereof pursuant to tenders by partners at a price equal to their unaudited net asset value as of December 31, 1998, if the Offer expires on December 31, 1998, and otherwise, their unaudited net asset value on such later date as corresponds to any extension of the Offer. (As used in this Offer, the term "Interest" or "Interests", as the context requires, shall refer to the interests in the Partnership and portions thereof representing beneficial interests in the Partnership.) This Offer is being made to all partners of the Partnership and is not conditioned upon any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Partnership's First Amended and Restated Limited Partnership Agreement dated as of July 16, 1996 (the "L.P. Agreement").

         If you desire to tender all or any portion of your Interest in the Partnership in accordance with the terms of the Offer, you should complete and sign the attached Letter of Transmittal and send or deliver it to the Partnership in the manner set forth below.

                                    IMPORTANT

         NEITHER THE PARTNERSHIP NOR ITS GENERAL PARTNERS MAKE ANY RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. LIMITED PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE PARTNERSHIP AS TO WHETHER LIMITED PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         Questions and requests for assistance and requests for additional copies of the Offer may be directed to the Partnership's service agent:

                               PFPC Inc.
                               P.O. Box 358
                               Claymont, Delaware 19703
                               Phone: (888) 697-9661
                               Fax: (302) 791-2386

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
1.   Background and Purpose of the Offer..............................     4
2.   Offer to Purchase and Price......................................     4
3.   Amount of Tender.................................................     5
4.   Procedure for Tenders............................................     6
5.   Withdrawal Rights................................................     7
6.   Purchases and Payment............................................     7
7.   Certain Conditions of the Offer..................................     8
8.   Certain Information About the Partnership........................     9
9.   Certain Federal Income Tax Consequences..........................    10
10.  Miscellaneous....................................................    10


Annex A  Financial Statements

         1. BACKGROUND AND PURPOSE OF THE OFFER. The purpose of the Offer is to provide liquidity to limited partners for Interests as contemplated by and in accordance with the procedures set forth in the Partnership's Confidential Memorandum dated July 16, 1996, as supplemented (the "Confidential Memorandum"), and the L.P. Agreement. The Confidential Memorandum and the L.P. Agreement, which were provided to each partner in advance of subscribing for Interests, provide that the Individual General Partners have the discretion to determine whether the Partnership will purchase Interests from time to time from partners pursuant to written tenders. The Confidential Memorandum also states that Augusta Management, L.L.C., the manager of the Partnership (the "Manager"), expects that generally it will recommend to the Individual General Partners that the Partnership purchase Interests from limited partners at the end of each year. The Partnership offered to purchase Interests from limited partners effective December 31, 1997 pursuant to written tenders. That was the first such tender offer made by the Partnership. In light of the fact that there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Partnership, the Individual General Partners have determined, after consideration of various matters, including but not limited to those set forth in the Confidential Memorandum, that the Offer is in the best interests of limited partners of the Partnership in order to provide liquidity for Interests as contemplated in the Confidential Memorandum and the L.P. Agreement. The Individual General Partners intend to consider the continued desirability of the Partnership making an offer to purchase Interests at the end of each year, but the Partnership will at no time be required to make any such offer.

         The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Partnership of partners who do not tender Interests. Partners who retain their Interests may be subject to increased risks that may possibly result from the reduction in the Partnership's aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. However, the Partnership believes that this result is unlikely given the nature of the Partnership's assets. A reduction in the aggregate assets of the Partnership may result in partners who do not tender interests bearing higher costs to the extent that certain expenses borne by the Partnership are relatively fixed and may not decrease if assets decline.

         Interests that are tendered to the Partnership in connection with this Offer will be retired, although the Partnership may issue new Interests from time to time in transactions not involving any public offering conducted pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Partnership expects that it will accept subscriptions for Interests as of January 1, 1999. The Partnership currently has no other plans to offer for sale any other additional Interests, but may do so in the future.

         2. OFFER TO PURCHASE AND PRICE. The Partnership will, upon the terms and subject to the conditions of the Offer, purchase up to $50,000,000 of outstanding Interests which are properly tendered by and not withdrawn (in accordance with Section 5 below) prior to 12:00 Midnight, New York City time, on Thursday, December 31, 1998 (such time and date being hereinafter called the "Initial Expiration Date"), or such later date as corresponds to any extension of the Offer. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Partnership reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its net asset value as of the close of business on the Expiration Date, payable as set forth in Section 6. As of the close of business on October 31, 1998, the estimated unaudited net asset value of an Interest corresponding to an initial capital contribution of $150,000 on the following closing dates of the Partnership was:

      Closing Date                           Unaudited Net Asset Value
      ------------                             as of October 31, 1998
                                             -------------------------
      September 4, 1996                              $218,563

      October 1, 1996                                $201,687

      January 1, 1998                                $158,290


         As of the close of business on October 31, 1998, there was approximately $145,611,104 outstanding in capital of the Partnership held in Interests (based on the unaudited net asset value of such Interests). Partners may obtain weekly current net asset value information until the expiration of the Offer, and daily net asset value information during the last five business days of the Offer, by contacting PFPC Inc. ("PFPC"), at the telephone number or address set forth on page 2 above, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (E.S.T.).

         3. AMOUNT OF TENDER. Subject to the limitations set forth below, limited partners may tender their entire Interest or a portion of their Interest, defined as a specific dollar value. However, a limited partner who tenders for repurchase only a portion of such limited partner's Interest, and any limited partner who tenders its entire Interest of which any portion thereof has not been outstanding for at least 12 full calendar months, shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the incentive allocation, if any, that would be debited from the capital account of the limited partner and credited to the capital account of the Manager on the Expiration Date if the offer were a day on which an incentive allocation was made (the "Tentative Incentive Allocation"); or (ii) the Tentative Incentive Allocation. The Offer is being made to all partners of the Partnership and is not conditioned upon any minimum amount of Interests being tendered.

         If the amount of the Interests that are properly tendered pursuant to the Offer, and not withdrawn pursuant to Section 5 below, is less than or equal to $50,000,000 (or such greater amount as the Partnership may elect to purchase pursuant to the Offer), the Partnership will, upon the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Partnership elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than $50,000,000 of Interests are duly tendered to the Partnership prior to the expiration of the Offer, and not withdrawn pursuant to Section 5 below, the Partnership will, in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1) promulgated under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Partnership is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to or on the Expiration Date for payment on a pro rata basis based on their net asset value. The Offer may be extended, amended or canceled in various other circumstances described in Section 7 below.

         The Partnership has been informed by the Manager that the Manager intends to tender a portion of the Interest held by it that was or will be acquired as a result of any incentive allocation credited to its capital account as of December 31, 1998 or as an allocation of net profits to its capital account during the fiscal year ended December 31, 1998. The Manager may tender such portion of its Interest by following the procedures for tenders set forth in Item 4, below.

         4. PROCEDURE FOR TENDERS. Limited partners wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal to PFPC, to the attention of Karen Castagna, at the address set forth on page 2 above, or fax a completed and executed Letter of Transmittal to PFPC, also to the attention of Karen Castagna, at the fax number set forth on page 2 above. The completed and executed Letter of Transmittal must be received by PFPC no later than the Expiration Date.

         The Partnership recommends that all documents be submitted to PFPC via registered mail, return receipt requested or by facsimile transmission. A Limited partner choosing to fax to PFPC such Letter of Transmittal should also send or deliver the original completed and executed Letter of Transmittal to PFPC. Limited partners wishing to confirm receipt of a Letter of Transmittal may contact PFPC at the address and phone numbers set forth on page 2 above. The method of delivery of any documents is at the election and complete risk of the partner tendering an Interest including, but not limited to, the failure of PFPC to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Partnership, in its sole discretion, and such determination shall be final and binding. The Partnership reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Partnership, be unlawful. The Partnership also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular partner, and the Partnership's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Partnership shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Partnership nor any General Partner of the Partnership shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

         5. WITHDRAWAL RIGHTS. Any partner tendering an Interest pursuant to this Offer may withdraw such tender at any time prior to or on the Expiration Date and, if Interests are not accepted by the Partnership at the close of the Expiration Date, at any time after 40 business days after the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by PFPC at the address or fax number set forth on page 2 above. Any notice of withdrawal must specify the name of the person withdrawing a tender and the amount of the Interest previously tendered which is being withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Partnership, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be tendered by following the procedures described in Section 4 prior to the Expiration Date.

         6. PURCHASES AND PAYMENT. For purposes of the Offer, the Partnership will be deemed to have accepted (and thereby purchased) Interests which are tendered as, if and when it gives oral or written notice to the tendering partner of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any partner will be the net asset value thereof as of the close of business on December 31, 1998, if the Offer expires on the Initial Expiration Date, and otherwise the net asset value thereof as of the close of business on such later date as corresponds to any extension of the Offer. The net asset value will be determined after all allocations to capital accounts of the partners required to be made by the L.P. Agreement have been made.

         Payment of the purchase price will consist of: (1) cash and/or marketable securities (valued in accordance with the L.P. Agreement) in an aggregate amount equal to 95% of the estimated unaudited net asset value of Interests tendered and accepted by the Partnership, determined as of the Expiration Date, which is expected to be 12:00 Midnight, New York City time, on Thursday, December 31, 1998, payable within ten days after the Expiration Date (the "Cash Payment") in the manner set forth below; and (2) a promissory note (the "Note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered and accepted by the Partnership as of the Expiration Date, determined based on the audited financial statements of the Partnership for 1998, over (b) the Cash Payment. The Note will be delivered to the tendering partner in the manner set forth below within ten days after the Expiration Date and will not be transferable. The Note will be payable in cash (in the manner set forth below) within ten days after completion of the audit of the financial statements of the Partnership for 1998. It is anticipated that the audit of the Partnership's 1998 financial statements will be completed no later than 60 days after the end of the year. Any amounts payable under the Note will include interest, if any, earned by the Partnership on an amount, deposited by the Partnership in a segregated custodial account, equal to 5 percent of the estimated unaudited net asset value of Interests tendered and accepted by the Partnership. Although the Partnership has retained the option to pay all or a portion of the purchase price by distributing marketable securities, the purchase price will be paid entirely in cash except in the unlikely event that the Partnership's Individual General Partners determine that the distribution of securities is necessary to avoid or mitigate any adverse effect of the Offer on the remaining partners of the Partnership.

         The Cash Payment will be made by wire transfer directly to the tendering partner's brokerage account with CIBC Oppenheimer Corp. ("CIBC Opco") unless, pursuant to the Letter of Transmittal, the tendering partner elects to receive the Cash Payment by check mailed first class (AT THE SOLE RISK OF THE TENDERING PARTNER) to the address set forth in the Letter of Transmittal. Partners who do not elect to have the Cash Payment mailed to them should note that Cash Payments wired directly to brokerage accounts will be subject upon withdrawal from such accounts to any fees that CIBC Opco would customarily assess upon the withdrawal of cash from such brokerage account.

         The Note will be deposited directly to the tendering partner's brokerage account with CIBC Opco unless, pursuant to the Letter of Transmittal, the tendering partner elects to have the Note delivered directly to the tendering partner at the address set forth in the Letter of Transmittal (AT THE SOLE RISK OF THE TENDERING PARTNER). Any amounts payable under the Note will be paid to the tendering partner in the same manner designated in the Letter of Transmittal for payment of the Cash Payment. Limited Partners who elect to receive the Note directly will be required to return the Note pursuant to instructions that will be provided at a later date in order to receive payment of such amounts.

         It is expected that cash payments for Interests acquired pursuant to the Offer will be derived from: (a) cash on hand; (b) the proceeds of the sale of securities and portfolio assets held by the Partnership; and (c) possibly borrowings, as described below. The Partnership will segregate with its custodian cash or U.S. government securities or other liquid securities equal to the value of the amount estimated to be paid under any Notes, as described above. The Partnership has not determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Partnership, in its sole discretion, may decide to fund any portion of the purchase price, subject to compliance with applicable law, from its existing margin facility established with the Partnership's prime broker, Morgan Stanley & Co. ("Morgan Stanley"). If the Partnership funds any portion of the purchase price in that manner, it will be required to deposit assets in a special custody account with Morgan Stanley Trust Company to serve as collateral for any amounts so borrowed, and if the Partnership were to fail to repay any such amounts, Morgan Stanley would be entitled to satisfy the Partnership's obligations from the collateral deposited in the special custody account. The Partnership expects that the repayment of any amounts borrowed from Morgan Stanley will be financed from additional funds contributed to the Partnership by existing and/or new limited partners, or from the proceeds of the sale of securities and portfolio assets held by the Partnership.

         7. CERTAIN CONDITIONS OF THE OFFER. The Partnership reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying partners of such extension. In the event that the Partnership so elects to extend the tender period, the net asset value of Interests tendered will be determined as of a date after December 31, 1998, corresponding to any extension of the Offer. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Partnership also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Partnership determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify partners.

         The Partnership may cancel the Offer, or amend the Offer, or postpone the acceptance of tenders made pursuant to the Offer, if: (a) the Partnership would not be able to liquidate portfolio securities in a manner which is orderly and consistent with the Partnership's investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the Individual General Partners' judgment, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Partnership, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State, which is material to the Partnership, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Partnership has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States which is material to the Partnership, (vi) material decrease in the net asset value of the Partnership from the net asset value of the Partnership as of commencement of the Offer, or (vii) other event or condition which would have a material adverse effect on the Partnership or its partners if Interests tendered pursuant to the Offer were purchased; or (c) the Independent Individual General Partners of the Partnership determine that it is not in the best interest of the Partnership to purchase Interests pursuant to the Offer. However, there can be no assurance that the Partnership will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

         8. CERTAIN INFORMATION ABOUT THE PARTNERSHIP. The Partnership is registered under the Investment company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified, management investment company. It is organized as a Delaware limited partnership. The principal office of the Partnership is located at CIBC Oppenheimer Tower, One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the L.P. Agreement.

         The Partnership does not have any plans or proposals which relate to or would result in: (a) the acquisition by any person of additional Interests other than the Partnership's intention to accept subscriptions for Interests from time to time in the discretion of the Partnership or the disposition of Interests;
(b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Partnership; (c) a sale or transfer of a material amount of assets of the Partnership (other than as the Individual General Partners determine may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with ordinary portfolio transactions of the Partnership); (d) any change in the identity of the General Partners of the Partnership, or in the management of the Partnership including, but not limited to, any plans or proposals to change the number or the term of the Individual General Partners of the Partnership, to fill any existing vacancy for an Individual General Partner of the Partnership or to change any material term of the investment advisory arrangements with the Manager; (e) any material change in the present distribution policy or indebtedness or capitalization of the Partnership; (f) any other material change in the Partnership's structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act; or (g) any changes in the L.P. Agreement or other actions which may impede the acquisition of control of the Partnership by any person.

         The Manager of the Partnership is entitled under the terms of the L.P. Agreement to receive, subject to certain limitations, an incentive allocation, as specified in the L.P. Agreement and described in the Confidential Memorandum.

         9. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of the purchase by the Partnership from partners of Interests pursuant to the Offer. Partners should consult their own tax advisers for a complete description of the tax consequences to them of a purchase by the Partnership of Interests pursuant to the Offer.

         In general, a partner from whom an Interest is purchased by the Partnership will be treated as receiving a distribution from the Partnership. Such partner generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the partner exceeds such partner's then adjusted tax basis in such partner's Interest. A partner's basis in such partner's Interest will be reduced (but not below zero) by the amount of consideration received by the partner from the Partnership in connection with the purchase of such Interest. A partner's basis in such partner's Interest will be adjusted for income, gain or loss allocated (for tax purposes) to such partner for periods prior to the purchase of such Interest. Cash distributed to a partner in excess of the adjusted tax basis of such partner's Interest is taxable as capital gain or ordinary income, depending on the circumstances. A partner whose entire Interest is purchased by the Partnership may recognize a loss, but only to the extent that the amount of consideration received from the Partnership is less than the partner's then adjusted tax basis in such partner's Interest.

         10. MISCELLANEOUS. The Offer is not being made to, nor will tenders be accepted from, partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Partnership is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Partnership reserves the right to exclude partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Partnership believes such exclusion is permissible under applicable laws and regulations, provided the Partnership makes a good faith effort to comply with any state law deemed applicable to the Offer.

         The Partnership has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission which includes certain information relating to the

Offer summarized herein. A copy of such statement may be obtained from the Partnership by contacting PFPC at the address and phone numbers set forth on page 2 above, or from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or from the Securities and Exchange Commission's web site, www.sec.gov.

                                     ANNEX A

                              Financial Statements

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                                  JUNE 30, 1998
                                   (UNAUDITED)

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS


                            FOR THE SIX MONTHS ENDED
                                  JUNE 30, 1998

                                   (UNAUDITED)



                                    CONTENTS




Statement of Assets, Liabilities and Partners' Capital....................     1
Statement of Operations...................................................     2
Statement of Changes in Partners' Capital - Net Assets....................     3
Notes to Financial Statements.............................................     4
Schedule of Portfolio Investments.........................................    12
Schedule of Securities Sold, Not Yet Purchased............................    17
Schedule of Written Options...............................................    18

AUGUSTA PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                              JUNE 30, 1998
ASSETS                                                                         (UNAUDITED)
Cash                                                                            $   1,492
Investments in securities, at market (identified cost - $138,524)                 155,083
Due from broker                                                                    15,972
Dividends receivable                                                                   43
Interest receivable                                                                    92
Organizational costs (net of accumulated amortization of $252)                        439
Other assets                                                                           11
                                                                                ---------

       TOTAL ASSETS                                                               173,132
                                                                                ---------

LIABILITIES

Securities sold, not yet purchased - at market (proceeds of sales - $15,734)       16,828
Outstanding options written, at value (premiums received - $585)                      551
Dividends payable on securities sold, not yet purchased                                11
Management fee payable                                                                123
Accrued expenses                                                                      226
                                                                                ---------

       TOTAL LIABILITIES                                                           17,739
                                                                                ---------

            NET ASSETS                                                          $ 155,393
                                                                                =========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - net                                                     $  90,666
Accumulated net investment loss                                                    (1,342)
Accumulated net realized gain on investments                                       50,570
Accumulated net unrealized appreciation on investments and
    foreign currency transactions                                                  15,499
                                                                                ---------

       PARTNERS' CAPITAL - NET ASSETS                                           $ 155,393
                                                                                =========


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                            SIX MONTHS
                                                                              ENDED
                                                                           JUNE 30, 1998
                                                                            (UNAUDITED)
INVESTMENT INCOME
    Interest                                                                 $    659
    Dividends                                                                     383
                                                                             --------
                                                                                1,042
                                                                             --------
EXPENSES
    OPERATING EXPENSES:
       Management fee                                                             724
       Professional fees                                                          174
       Administration fees                                                        101
       Amortization of organizational costs                                        69
       Custodian fees                                                              34
       Insurance expense                                                           33
       Individual General Partners' fees and expenses                              11
       Miscellaneous                                                               15
                                                                             --------
                                                                                1,161
    INTEREST EXPENSE                                                              219
    DIVIDENDS ON SECURITIES SOLD, NOT YET PURCHASED                                81
                                                                             --------
         TOTAL EXPENSES                                                         1,461
                                                                             --------

         NET INVESTMENT LOSS                                                     (419)
                                                                             --------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

    REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                                   21,198
       Purchased options                                                       (3,329)
       Futures transactions                                                       (89)
       Written options                                                            121
       Short sales                                                                820
                                                                             --------

    NET REALIZED GAIN ON INVESTMENTS                                           18,721
                                                                             --------

    NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON
       INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS                             (878)
                                                                             --------

         NET REALIZED AND UNREALIZED GAIN                                      17,843
                                                                             --------

         INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES    $ 17,424
                                                                             ========


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
-------------------------------------------------------------------------------

                                                      SIX MONTHS ENDED     YEAR ENDED
                                                       JUNE 30, 1998    DECEMBER 31, 1997
                                                        (UNAUDITED)
FROM INVESTMENT ACTIVITIES

    Net investment loss                                 $    (419)         $    (619)
    Net realized gain on investments                       18,721             23,297
    Net change in unrealized appreciation
       (depreciation) on investments and foreign
       currency transactions                                 (878)             7,585
                                                        ---------          ---------

       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                     17,424             30,263

PARTNERS' CAPITAL TRANSACTIONS

    Capital contributions                                   9,390                  0
    Capital withdrawals - General Partner                    (187)            (9,573)
    Capital withdrawals - Limited Partners                      0             (8,969)
                                                        ---------          ---------

       INCREASE (DECREASE) IN PARTNERS' CAPITAL
            DERIVED FROM CAPITAL TRANSACTIONS               9,203            (18,542)

       PARTNERS' CAPITAL AT BEGINNING OF PERIOD           128,766            117,045
                                                        ---------          ---------

       PARTNERS' CAPITAL AT END OF PERIOD               $ 155,393          $ 128,766
                                                        =========          =========


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS - JUNE 30, 1998 (UNAUDITED)
--------------------------------------------------------------------------------


     1.  ORGANIZATION

         Augusta Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on May 30, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement (the "Agreement"), as amended and restated on July 16, 1996, and as further amended October 29, 1997. The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly-traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers and in bonds, options and other fixed-income securities of U.S. and foreign issuers, as well as other financial instruments.

         There are four "Individual General Partners" and a "Manager." The Manager is Augusta Management, L.L.C. whose principal members are CIBC Oppenheimer Corp. ("CIBC Opco") and Ardsley Advisory Partners ("Ardsley"). Investment professionals at Ardsley manage the Partnership's investment portfolio on behalf of the Manager under CIBC Opco's supervision.

         The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

     2.  SIGNIFICANT ACCOUNTING POLICIES

         The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

         a.   PORTFOLIO VALUATION

         Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------


         Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

         Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service, which employs a matrix to determine valuation for normal institutional size trading units, or consultation with brokers and dealers in such securities. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

         Futures contracts and options thereon, which are traded on commodities exchanges, are valued at their settlement value as of the close of such exchanges.

         All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------


         The Partnership may enter into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at fair value with the resulting gains and losses included in net gain from investment transactions.

         b.   ORGANIZATION COSTS

         The expenses incurred by the Partnership in connection with its organization are being amortized over a 60 month period beginning with the commencement of operations, September 4, 1996.

         c.   INCOME TAXES

         No federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

     3.  MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

         CIBC Opco provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC Opco a monthly management fee of 0.08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

         During the six months ended June 30, 1998, CIBC Opco and CIBC Wood Gundy earned $20,550 and $2,507, respectively, in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

         At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period. For the six months ended June 30, 1998 there were no incentive allocations.

         Each Independent Individual General Partner, who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person"

AUGUSTA PARTNERS, L.P.

         does not receive any annual or other fee from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the six months ended June 30, 1998, fees paid to the Individual General Partners (including meeting fees and the annual retainer) and expenses totaled $19,761.

         Morgan Stanley Trust Company serves as Custodian of the Partnership's assets.

         PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, record keeping, tax and investor related services.

     4.  SECURITIES TRANSACTIONS

         Aggregate purchases and sales of investment securities, excluding short-term securities, for the six months ended June 30, 1998, amounted to $529,268,526 and $529,405,732, respectively.

         At June 30, 1998, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes. At June 30, 1998, accumulated net unrealized appreciation on investments, options, and securities sold, not yet purchased, was $15,498,559, consisting of $22,146,663 gross unrealized appreciation and $6,648,104 gross unrealized depreciation.

         Due from broker primarily represents receivables and payables from unsettled security trades and short sales.

     5.  SHORT-TERM BORROWINGS

         The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus 0.875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of June 30, 1998, the Partnership did not have any margin borrowings outstanding. For the six months ended June 30, 1998, the average daily amount of such borrowings was $5,558,041.

AUGUSTA PARTNERS, L.P.

6.       FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR
         CONCENTRATIONS OF CREDIT RISK

         In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

         The Partnership's foreign exchange trading activities involve the purchase and sale (writing) of foreign exchange options having various maturity dates. The Partnership may seek to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts. At June 30, 1998, the Partnership had no spot currency, futures or forward contracts outstanding.

         Securities sold, not yet purchased represent obligations of the Partnership to deliver the specified security and thereby creates a liability to purchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount recognized in the statement of assets, liabilities and partners' capital.

         The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

         When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option. Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

AUGUSTA PARTNERS, L.P.

         Transactions in purchased options were as follows:

                                                                                CROSS CURRENCY, INDEX
                                                  CALL OPTIONS                    AND  PUT OPTIONS
                                           --------------------------        ---------------------------
                                              NUMBER                            NUMBER
                                           OF CONTRACTS      COST            OF CONTRACTS       COST
                                           ------------   -----------        ------------   ------------
              Beginning balance                    750    $   847,562            340,000    $  4,743,000
              Options purchased                 20,555     10,957,328              9,490      11,935,328
              Options closed                   (16,510)    (9,038,353)          (348,680)    (16,148,892)
              Expired options                     (975)      (137,844)              (675)       (151,166)
                                           -----------    -----------        -----------    ------------
              Options outstanding at
               June 30, 1998                     3,820    $ 2,628,693                135    $    378,270
                                           ===========    ===========        ===========    ============


         Transactions in written options were as follows:

                                                   INDEX AND                    CROSS CURRENCY, INDEX
                                                  CALL OPTIONS                     AND PUT OPTIONS
                                           --------------------------        ---------------------------
                                              NUMBER       AMOUNT OF            NUMBER        AMOUNT OF
                                           OF CONTRACTS     PREMIUM          OF CONTRACTS      PREMIUM
                                           ------------   -----------        ------------   ------------
              Beginning balance                  1,125    $   176,657            270,000    $  4,209,000
              Options written                   10,965      7,551,805              3,275       4,621,522
              Options closed                    (9,780)    (7,044,705)          (273,140)     (8,722,796)
              Expired options                   (1,375)      (206,533)                 0               0
                                           -----------    -----------        -----------    ------------
              Options outstanding at
               June 30, 1998                       935    $   477,224                135    $    107,726
                                           ===========    ===========        ===========    ============

AUGUSTA PARTNERS, L.P.

     7.  FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

         The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                       NET GAINS / (LOSSES)
                                                    FOR THE SIX MONTHS ENDED
                                                          JUNE 30, 1998
                                                    ------------------------
           Equity securities                              $  22,465,436
           Equity option                                       (210,456)
           Equity index options                              (3,159,254)
           Cross currency options                            (9,103,617)
           Written options                                    3,845,374
           Fixed income securities                            2,611,227
           Futures                                              (88,726)
           FOREIGN SECURITIES:
               Equity securities                              1,483,429
                                                          -------------
                                                          $  17,843,413
                                                          =============

         The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                                           AVERAGE MARKET VALUE
                                                       MARKET VALUE AT      FOR THE SIX MONTHS
                                                        JUNE 30, 1998      ENDED JUNE 30, 1998
                                                       ---------------     --------------------
        ASSETS:
           Equity options                              $     2,402,250         $     2,510,498
           Equity index options                                239,625               2,198,054
           Cross currency options                                    0                 334,705

       LIABILITIES:
           Written options                                    (551,125)             (4,038,084)

         Average market values presented above are based upon month-end market value during the six months ended June 30, 1998.

AUGUSTA PARTNERS, L.P.

     8.  SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

         The following represents the ratios to average net assets and other supplemental information for each period:

                                                                                   SEPTEMBER 4, 1996
                                                                                   (COMMENCEMENT OF
                                          SIX MONTHS ENDED        YEAR ENDED        OPERATIONS) TO
                                           JUNE 30, 1998      DECEMBER 31, 1997    DECEMBER 31, 1996
                                          ----------------    -----------------    -----------------
Ratio of net investment loss to
           average net assets                    (0.49%)*            (0.48%)            (0.83%)*
Ratio of operating expenses to
           average net assets                     1.35%*              1.61%              2.27%*
Ratio of interest expense to
           average net assets                     0.25%*              0.07%              0.01%*
Ratio of dividends on securities
           sold, not yet purchased
           to average net assets                  0.10%*              0.12%              0.06%*
Total return ***                                 12.62%              25.94%             17.20%
Portfolio turnover rate                            354%                627%               215%
Average commission rate paid **           $     0.0575        $     0.0527       $     0.0569
Average debt ratio                                3.21%               1.04%              0.28%

         *     Annualized.

         ** Average commission rate paid on purchases and sales of investment securities held long.

         *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                                               JUNE 30, 1998
            SHARES                                                                                              MARKET VALUE
                     COMMON STOCKS - 87.49%
                      AGRICULTURAL BIOTECHNOLOGY - 1.80%
            50,000      Monsanto Co.                                                                     $                2,793,750
                                                                                                         --------------------------

                      APPLICATIONS SOFTWARE - 1.38%
            50,000      J.D. Edwards & Co. *                                                                              2,146,900
                                                                                                         --------------------------

                      AUTO - MED & HEAVY DUTY TRUCKS - 1.21%
            65,000      Navistar International Corp. *                                                                    1,876,875
                                                                                                         --------------------------

                      CABLE TV - 4.24%
           150,000      MediaOne Group, Inc.  *                                                                           6,590,700
                                                                                                         --------------------------

                      COMMERCIAL BANKS - 1.24%
            20,000      UnionBanCal Corp.                                                                                 1,930,000
                                                                                                         --------------------------

                      COMPUTERS - INTEGRATED SYSTEMS - 1.39%
            80,000      Systems & Computer Technology Corp. *                                                             2,160,000
                                                                                                         --------------------------

                      COMPUTERS - MICRO - 0.98%
            35,000      Sun Microsystems, Inc. *                                                                          1,520,313
                                                                                                         --------------------------

                      COMPUTER SOFTWARE - 7.23%
           125,000      Compuware Corp. *                                   (a)                                           6,390,625
            25,000      Microsoft Corp. *                                                                                 2,709,375
            75,000      Platinum Technology, Inc. *                                                                       2,142,225
                                                                                                         --------------------------
                                                                                                                         11,242,225
                                                                                                         --------------------------

                      DATA PROCESSING/MANAGEMENT - 1.52%
            75,000      Arbor Software Corp. *                              (b)                                           2,357,850
                                                                                                         --------------------------

                      FINANCIAL SAVINGS & LOANS/THRIFTS - 2.16%
           125,000      Bank Plus Corp. *                                   (b)                                           1,531,250
            80,000      Staten Island Bancorp, Inc.                                                                       1,820,000
                                                                                                         --------------------------
                                                                                                                          3,351,250
                                                                                                         --------------------------

                      GOLD MINING - 1.14%
            75,000      Newmont Mining Corp.                                                                              1,771,875
                                                                                                         --------------------------

                      HEALTH CARE COST CONTAINMENT - 3.09%
           800,000      Medaphis Corp. *                                                                                  4,800,000
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                               JUNE 30, 1998
                                                                                                                MARKET VALUE
            SHARES
                     COMMON STOCKS -  (CONTINUED)
                      HOTELS & MOTELS - 0.47%
            35,000      La Quinta Inns, Inc.                                                             $                  739,375
                                                                                                         --------------------------

                      HUMAN RESOURCES - 1.31%
           100,000      RCM Technologies, Inc. *                                                                          2,031,300
                                                                                                         --------------------------

                      MEDICAL - BIOMEDICAL/GENE - 2.04%
            35,000      Biogen, Inc.*                                                                                     1,715,000
            40,000      Centocor, Inc. *                                                                                  1,450,000
                                                                                                         --------------------------
                                                                                                                          3,165,000
                                                                                                         --------------------------

                      MEDICAL - DRUGS - 6.56%
           285,000      Alteon, Inc.*                                                                                       997,500
            80,000      ICN Pharmaceuticals, Inc.                                                                         3,655,040
            80,000      Warner-Lambert Co.                                                                                5,550,000
                                                                                                         --------------------------
                                                                                                                         10,202,540
                                                                                                         --------------------------

                      MULTI-LINE INSURANCE - 1.17%
            30,000      Travelers Group, Inc.                                                                             1,818,750
                                                                                                         --------------------------

                      OFFICE FURNISHINGS - 0.67%
            40,000      Steelcase, Inc., Class A                                                                          1,040,000
                                                                                                         --------------------------

                      OIL COMPANY - INTEGRATED - 1.67%
            40,000      ENI SPA, Sponsored ADR                                                                            2,600,000
                                                                                                         --------------------------

                      OIL FIELD MACHINERY & EQUIPMENT - 1.15%
            35,000      Cooper Cameron Corp. *                                                                            1,785,000
                                                                                                         --------------------------

                      OIL FIELD SERVICES - 1.40%
            75,000      BJ Services Co. *                                                                                 2,179,725
                                                                                                         --------------------------

                      OIL & GAS DRILLING - 1.55%
           100,000      Noble Drilling Corp. *                                                                            2,406,300
                                                                                                         --------------------------

                      PRIVATE CORRECTIONS - 3.93%
           260,000      Corrections Corporation of America *                (a)                                           6,110,000
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                               JUNE 30, 1998
                                                                                                                MARKET VALUE
            SHARES
                     COMMON STOCKS -  (CONTINUED)
                      PROPERTY/CASUALTY INSURANCE - 1.63%
            55,000      Chicago Title Corp. *                                                            $                2,540,340
                                                                                                         --------------------------

                      PUBLISHING - PERIODICALS - 1.32%
            80,000      Petersen Companies, Inc., Class A  *                                                              2,050,000
                                                                                                         --------------------------

                      RENTAL AUTO/ EQUIPMENT - 0.93%
            50,000      Leasing Solutions, Inc. *                           (b)                                           1,437,500
                                                                                                         --------------------------

                      RETAIL - INTERNET - 1.85%
           150,000      software.net Corp. *                                                                              2,868,750
                                                                                                         --------------------------

                      RETAIL - MAJOR DEPARTMENT STORE - 0.98%
            25,000      Sears, Roebuck and Co.                                                                            1,526,575
                                                                                                         --------------------------

                      RETAIL - RESTAURANTS - 2.18%
            60,000      Outback Steakhouse, Inc. *                                                                        2,340,000
           300,000      Shoney's, Inc. *                                                                                  1,050,000
                                                                                                         --------------------------
                                                                                                                          3,390,000
                                                                                                         --------------------------

                      SATELLITE TELECOMMUNICATIONS - 5.88%
           250,000      ICG Communications, Inc. *                                                                        9,140,750
                                                                                                         --------------------------

                      TELECOMMUNICATIONS EQUIPMENT - 4.69%
            70,000      Associated Group, Inc., Class B *                   (b)                                           2,782,500
           150,000      DSC Communications Corp. *                                                                        4,500,000
                                                                                                         --------------------------
                                                                                                                          7,282,500
                                                                                                         --------------------------

                      TELECOMMUNICATIONS SERVICES - 2.05%
           100,000      Hyperion Telecommunications, Inc., Class A *                                                      1,568,800
            55,000      Teligent, Inc., Class A *                                                                         1,619,090
                                                                                                         --------------------------
                                                                                                                          3,187,890
                                                                                                         --------------------------

                      TELEPHONE - INTEGRATED - 3.51%
            50,000      Telecomunicacoes Brasileiras S.A., Sponsored ADR                                                  5,450,000
                                                                                                         --------------------------

                      TELEPHONE - LONG DISTANCE - 10.66%
           285,000      MCI Communications Corp.                            (a)                                          16,565,625
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                               JUNE 30, 1998
                                                                                                                MARKET VALUE
            SHARES
                     COMMON STOCKS -  (CONTINUED)
                      TELEVISION - 2.51%
            60,000      Young Broadcasting, Inc., Class A *                 (a)                          $                3,900,000
                                                                                                         --------------------------


                        TOTAL COMMON STOCKS (COST $121,203,619)                                                         135,959,658
                                                                                                         ==========================

                     PREFERRED STOCKS - 3.74%
                      COMMERCIAL SERVICES - 1.21%
            50,000      Cendant Corp., 7.5%, 02/16/01, PRF Conv., $48.10                                                  1,871,900
                                                                                                         --------------------------


                      DRUG DELIVERY SYSTEMS - 1.33%
            15,000      Alkermes, Inc., 6.5%, 12/31/49, PRF Conv., $29.625                                                  620,625
            35,000      Alkermes, Inc., 6.5%, 12/31/49, 144A PRF Conv., $29.625                                           1,448,125
                                                                                                         --------------------------
                                                                                                                          2,068,750
                                                                                                         --------------------------

                      TELECOMMUNICATIONS SERVICES - 1.20%
            40,000      Omnipoint Corp., 7.0%, 12/31/49, 144A PRF Conv., $31.12                                           1,870,000
                                                                                                         --------------------------

                        TOTAL PREFERRED STOCKS (COST $6,108,783)                                                          5,810,650
                                                                                                         ==========================

           FACE
          AMOUNT
                     BONDS - 6.87%
                      TELECOMMUNICATIONS SERVICES - 6.87%
    $    7,250,000      NTL Inc., 7.00%, 06/15/08, Conv., $37.87                                                         10,670,550
                                                                                                         --------------------------

                        TOTAL BONDS (COST $8,204,745)                                                                    10,670,550
                                                                                                         ==========================

         NUMBER OF
         CONTRACTS
                     CALL OPTIONS - 1.55%
                      CABLE TV - 0.10%
             270        MediaOne Group, Inc., 07/18/98, $40.00                                                              148,500
                                                                                                         --------------------------

                      OIL COMPANY - EXPLORATION & PRODUCTION - 0.10%
             600        Triton Energy Ltd., 07/18/98, $40.00                                                                 52,500
             400        Triton Energy Ltd., 08/22/98, $40.00                                                                 97,500
                                                                                                         --------------------------
                                                                                                                            150,000
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                               JUNE 30, 1998
          NUMBER OF                                                                                             MARKET VALUE
          CONTRACTS
                     CALL OPTIONS -  (CONTINUED)
                      PRIVATE CORRECTIONS - 0.08%
             700        Corrections Corporation of America, 7/18/98, $22.50                              $                  122,500
                                                                                                         --------------------------

                      TELEPHONE - INTEGRATED - 1.23%
             475        Telecomunicacoes Brasileiras S.A., Sponsored ADR, 08/22/98, $105.00                                 546,250
             625        Telecomunicacoes Brasileiras S.A., Sponsored ADR, 10/17/98, $110.00                                 796,875
             550        Telecomunicacoes Brasileiras S.A., Sponsored ADR, 10/17/98, $115.00                                 570,625
                                                                                                         --------------------------
                                                                                                                          1,913,750
                                                                                                         --------------------------

                      TELEPHONE - LONG DISTANCE - 0.04%
             200        MCI Communications Corp., 07/18/98, $55.00                                                           67,500
                                                                                                         --------------------------

                        TOTAL CALL OPTIONS (COST $2,628,693)                                                              2,402,250
                                                                                                         ==========================


                     PUT OPTIONS - 0.15%
                      INDEX - .15%
             135        S & P 500 Index, 09/19/98, $1,075.00                                                                239,625
                                                                                                         --------------------------

                        TOTAL PUT OPTIONS (COST $378,270)                                                                   239,625
                                                                                                         ==========================

                        TOTAL INVESTMENTS (COST $138,524,110)** - 99.80%                                                155,082,733
                                                                                                         ==========================

                        OTHER ASSETS, LESS LIABILITIES - 0.20%                                                              310,660
                                                                                                         --------------------------

                        NET ASSETS - 100.00%                                                             $              155,393,393
                                                                                                         ==========================


(a) Partially or wholly held in a pledged account by the Custodian as collateral for securities sold short.

(b) Wholly held in a pledged account by the Custodian as collateral for open written options.

*   Non-income producing security.

**  Also cost for federal income tax purposes.

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                                          JUNE 30, 1998
                                                                                                           MARKET VALUE
SHARES
          SHORT COMMON STOCK - (10.83%)
           AUTO/TRUCK PARTS & EQUIPMENT - (0.32%)
 30,000      Exide Corp.                                                                       $               (504,390)
                                                                                               ------------------------

           COLLECTIBLES - (0.73%)
 35,000      Action Performance Companies, Inc.                                                              (1,126,580)
                                                                                               ------------------------

           COMMERCIAL BANKS - (2.29)%
150,000      Synovus Financial Corp.                                                                         (3,562,500)
                                                                                               ------------------------

           COMPUTER DATA SECURITY - (0.40%)
 10,000      SCM Microsystems, Inc.                                                                            (625,000)
                                                                                               ------------------------

           MEDICAL - BIOMEDICAL/GENE - (0.39%)
 31,250      Organogenesis, Inc.                                                                               (613,281)
                                                                                               ------------------------

           MEDICAL - DRUGS - (3.02%)
 35,000      Merck & Co., Inc.                                                                               (4,681,250)
                                                                                               ------------------------

           MEDICAL INSTRUMENTS - (1.85%)
 40,000      Boston Scientific Corp.                                                                         (2,865,000)
                                                                                               ------------------------

           MEDICAL PRODUCTS - (0.48%)
 30,000      Closure Medical Corp.                                                                             (746,250)
                                                                                               ------------------------

           TELECOMMUNICATIONS SERVICES - (0.95%)
 20,000      Level 3 Communications, Inc.                                                                    (1,480,000)
                                                                                               ------------------------

 25,000    WIRELESS EQUIPMENT - (0.40%)
             American Tower Corp., Class A                                                                     (623,450)
                                                                                               ------------------------

           TOTAL SHORT COMMON STOCK PROCEEDS ($15,733,812)                                     $            (16,827,701)
                                                                                               ========================


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF WRITTEN OPTIONS (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                                           JUNE 30, 1998
NUMBER OF                                                                                                   MARKET VALUE
CONTRACTS
             WRITTEN CALL OPTIONS - (0.31%)
              AGRICULTURAL BIOTECHNOLOGY - (0.08%)
500             Monsanto Co., 10/17/98, $60.00                                                   $                (118,750)
                                                                                                 -------------------------

              INDEX - (0.20%)
135             S & P 500, 09/19/98, $1,175.00                                                                    (313,875)
                                                                                                 -------------------------

              MEDICAL - DRUGS - (0.03%)
300             Warner-Lambert Co., 08/22/98, $75.00                                                               (54,375)
                                                                                                 -------------------------

                TOTAL WRITTEN CALL OPTIONS - PROCEEDS ($477,224)                                                  (487,000)
                                                                                                 -------------------------



             WRITTEN PUT OPTIONS - (0.04%)
              INDEX -(0.04%)
135             S & P 500, 09/19/98, $950.00                                                                       (64,125)
                                                                                                 -------------------------

                TOTAL WRITTEN PUT OPTIONS - PROCEEDS ($107,726)                                                    (64,125)
                                                                                                 -------------------------


                TOTAL OPTIONS WRITTEN - PROCEEDS ($584,950)                                      $                (551,125)
                                                                                                 =========================



The accompanying notes are an integral part of these financial statements.

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                       WITH REPORT OF INDEPENDENT AUDITORS

                               FOR THE YEAR ENDED
                                DECEMBER 31, 1997

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS


                               FOR THE YEAR ENDED
                                DECEMBER 31, 1997


                                    CONTENTS




Report of Independent Auditors..........................................      1
Statement of Assets, Liabilities and Partners' Capital..................      2
Statement of Operations.................................................      3
Statement of Changes in Partners' Capital - Net Assets..................      4
Notes to Financial Statements...........................................      5
Proxy Results (Unaudited) ..............................................     13
Schedule of Portfolio Investments.......................................     14
Schedule of Securities Sold, Not Yet Purchased..........................     21
Schedule of Written Options.............................................     23

[ERNST & YOUNG LETTERHEAD]


                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Augusta Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Augusta Partners, L.P., including the schedules of portfolio investments, securities sold, not yet purchased, and written options, as of December 31, 1997, and the related statements of operations and changes in partners' capital - net assets for the year ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Augusta Partners, L.P. at December 31, 1997, the results of its operations, and the changes in its partners' capital - net assets for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                          /s/ Ernst & Young LLP

New York, New York
February 9, 1998

AUGUSTA PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                DECEMBER 31, 1997
ASSETS

Cash                                                                                $  13,338
Investments in securities, at market
    (identified cost - $120,285)                                                      139,951
Due from broker                                                                        16,612
Due from affiliate                                                                          7
Dividends receivable                                                                       69
Interest receivable                                                                       142
Organizational costs (net of accumulated amortization of $183)                            508
Other assets                                                                               35
                                                                                    ---------

       TOTAL ASSETS                                                                   170,662
                                                                                    ---------

LIABILITIES

Securities sold, not yet purchased - at market (proceeds of sales - $20,498)           20,097
Outstanding options written, at value (premiums received - $4,386)                      8,076
Withdrawals payable                                                                    13,227
Dividends payable on securities sold, not yet purchased                                    54
Management fee payable                                                                    111
Accrued expenses                                                                          331
                                                                                    ---------

       TOTAL LIABILITIES                                                               41,896
                                                                                    ---------

             NET ASSETS                                                             $ 128,766
                                                                                    =========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - net                                                         $  81,463
Accumulated net investment loss                                                          (923)
Accumulated net realized gain on investments                                           31,849
Accumulated net unrealized appreciation on investments and
    foreign currency transactions                                                      16,377
                                                                                    ---------

       PARTNERS' CAPITAL - NET ASSETS                                               $ 128,766
                                                                                    =========


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                 YEAR ENDED
                                                                             DECEMBER 31, 1997
INVESTMENT INCOME
    Interest                                                                      $  1,178
    Dividends                                                                          534
                                                                                  --------
                                                                                     1,712
                                                                                  --------
EXPENSES
    OPERATING EXPENSES:
       Management fee                                                                1,240
       Professional fees                                                               331
       Administration fees                                                             181
       Amortization of organizational costs                                            138
       Insurance expense                                                                77
       Custodian fees                                                                   61
       Individual General Partners' fees and expenses                                   27
       Miscellaneous                                                                    25
                                                                                  --------
                                                                                     2,080
    INTEREST EXPENSE                                                                    91
    DIVIDENDS ON SECURITIES SOLD, NOT YET PURCHASED                                    160
                                                                                  --------
          TOTAL EXPENSES                                                             2,331
                                                                                  --------

          NET INVESTMENT LOSS                                                         (619)
                                                                                  --------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

    REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                                        24,259
       Futures transactions                                                           (643)
       Purchased options                                                            (3,327)
       Written options                                                               1,045
       Short sales                                                                   1,963
                                                                                  --------

          NET REALIZED GAIN ON INVESTMENTS                                          23,297
                                                                                  --------

    NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS
       AND FOREIGN CURRENCY TRANSACTIONS                                             7,585
                                                                                  --------

          NET REALIZED AND UNREALIZED GAIN                                          30,882
                                                                                  --------

          INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES        $ 30,263
                                                                                  ========


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                              PERIOD FROM
                                                                            SEPTEMBER 4, 1996
                                                                            (COMMENCEMENT OF
                                                           YEAR ENDED        OPERATIONS) TO
                                                        DECEMBER 31, 1997   DECEMBER 31, 1996
FROM INVESTMENT ACTIVITIES

    Net investment loss                                     $    (619)          $    (304)
    Net realized gain on investments                           23,297               8,552
    Net change in unrealized appreciation on
       investments and foreign currency transactions            7,585               8,792
                                                            ---------           ---------

       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                         30,263              17,040

PARTNERS' CAPITAL TRANSACTIONS

    Capital contributions                                           0             100,055
    Syndication costs                                               0                 (50)

    Capital withdrawals - General Partner                      (9,573)                  0
    Capital withdrawals - Limited Partners                     (8,969)                  0
                                                            ---------           ---------

       INCREASE (DECREASE) IN PARTNERS' CAPITAL
            DERIVED FROM CAPITAL TRANSACTIONS                 (18,542)            100,005

       PARTNERS' CAPITAL AT BEGINNING OF PERIOD               117,045                   0
                                                            ---------           ---------

       PARTNERS' CAPITAL AT END OF PERIOD                   $ 128,766           $ 117,045
                                                            =========           =========


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS  - DECEMBER 31, 1997
-------------------------------------------------------------------------------


     1.  ORGANIZATION

         Augusta Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on May 30, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement (the "Agreement"), as amended and restated on July 16, 1996, and as further amended October 29, 1997 (see Proxy Results on page 13). The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly-traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers and in bonds, options and other fixed-income securities of U.S. and foreign issuers, as well as other financial instruments.

         There are four "Individual General Partners" and a "Manager." The Manager is Augusta Management, L.L.C. whose principal members are CIBC Oppenheimer Corp. (formerly Oppenheimer & Co., Inc.) and Ardsley Advisory Partners ("Ardsley"). Investment professionals at Ardsley manage the Partnership's investment portfolio on behalf of the Manager under CIBC Oppenheimer Corp.'s ("CIBC Opco") supervision.

         The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

     2.  SIGNIFICANT ACCOUNTING POLICIES

         The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------


         a.   PORTFOLIO VALUATION

         Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

         Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

         Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service, which employs a matrix to determine valuation for normal institutional size trading units, or consultation with brokers and dealers in such securities. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

         Futures contracts and options thereon, which are traded on commodities exchanges, are valued at their settlement value as of the close of such exchanges.

         All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the

AUGUSTA PARTNERS, L.P.
Notes to Financial Statements -- December 31, 1997 (continued)
_______________________________________________________________________________

         values of such securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

         The Partnership may enter into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at fair value with the resulting gains and losses included in net gain from investment transactions.

         b.   ORGANIZATION COSTS

         The expenses incurred by the Partnership in connection with its organization are being amortized over a 60 month period beginning with the commencement of operations, September 4, 1996.

         c.   INCOME TAXES

         No federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

     3.  MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

         CIBC Opco provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC Opco a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

         During the year ended December 31, 1997, CIBC Opco earned $15,260 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

         At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of

AUGUSTA PARTNERS, L.P.
Notes to Financial Statements -- December 31, 1997 (continued)
_______________________________________________________________________________

         cumulative net profits with respect to such limited partner through the close of any prior period. During the year ended December 31, 1997, Incentive Allocations to the General Partner were $9,373,135.

         Each Independent Individual General Partner, who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fee from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the year ended December 31, 1997, fees paid to the Individual General Partners (including meeting fees and the annual retainer) and expenses totaled $26,587. One Individual General Partner, who is an "interested person" of the Partnership, holds a limited partnership interest in the Partnership.

         Morgan Stanley Trust Company serves as Custodian of the Partnership's assets.

         PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, record keeping, tax and investor related services.

     4.  SECURITIES TRANSACTIONS

         Aggregate purchases and sales of investment securities, excluding short-term securities, for the year ended December 31, 1997, amounted to $749,741,873 and $749,053,592, respectively.

         At December 31, 1997, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes. At December 31, 1997, accumulated net unrealized appreciation on investments, options, and securities sold, not yet purchased, was $16,377,339, consisting of $23,550,104 gross unrealized appreciation and $7,172,765 gross unrealized depreciation.

         Due from broker primarily represents receivables and payables from unsettled security trades and short sales.

     5.  SHORT-TERM BORROWINGS

         The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to

AUGUSTA PARTNERS, L.P.
Notes to Financial Statements -- December 31, 1997 (continued)
_______________________________________________________________________________

         satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of December 31, 1997, the Partnership did not have any margin borrowings outstanding. For the year ended December 31, 1997, the average daily amount of such borrowings was $1,338,430.

6.       FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR
         CONCENTRATIONS OF CREDIT RISK

         In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

         The Partnership's foreign exchange trading activities involve the purchase and sale (writing) of foreign exchange options having various maturity dates. The Partnership may seek to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts. At December 31, 1997, the Partnership had no spot currency, futures or forward contracts outstanding.

         Securities sold, not yet purchased represent obligations of the Partnership to deliver the specified security and thereby creates a liability to purchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount recognized in the statement of assets, liabilities and partners' capital.

AUGUSTA PARTNERS, L.P.
Notes to Financial Statements -- December 31, 1997 (continued)
_______________________________________________________________________________

         The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

         When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option.

         Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

         Transactions in purchased options were as follows:

                                                                               CROSS CURRENCY, INDEX
                                                  CALL OPTIONS                    AND  PUT OPTIONS
                                          ---------------------------       ----------------------------
                                             NUMBER                            NUMBER
                                          OF CONTRACTS       COST           OF CONTRACTS        COST
                                          ------------   ------------       ------------   ------------
              Beginning balance                 3,605    $  1,322,627               452    $    929,256
              Options purchased                35,045      16,160,917           890,701      30,111,088
              Options closed                  (34,750)    (15,567,537)         (432,052)    (24,294,007)
              Expired options                  (3,150)     (1,068,445)         (119,101)     (2,003,337)
                                           ----------    ------------        ----------    ------------
              Options outstanding at
               December 31, 1997                  750    $    847,562           340,000    $  4,743,000
                                           ==========    ============        ==========    ============

         Transactions in written options were as follows:

                                                                                 CROSS CURRENCY AND
                                                  CALL OPTIONS                      PUT OPTIONS
                                          ---------------------------       ----------------------------
                                             NUMBER       AMOUNT OF            NUMBER       AMOUNT OF
                                          OF CONTRACTS     PREMIUM          OF CONTRACTS     PREMIUM
                                          ------------   ------------       ------------   ------------
              Beginning balance                     -    $          0                 -    $          0
              Options written                  27,500      12,646,991           447,075      13,594,003
              Options closed                  (22,320)    (11,696,897)         (112,575)     (7,734,924)
              Expired options                  (4,055)       (773,437)        (  64,500)     (1,650,079)
                                           ----------    ------------        ----------    ------------
              Options outstanding at
               December 31, 1997                1,125    $    176,657           270,000    $  4,209,000
                                           ==========    ============        ==========    ============

AUGUSTA PARTNERS, L.P.
Notes to Financial Statements -- December 31, 1997 (continued)
_______________________________________________________________________________

     7.  FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

         The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                                                   NET GAINS / (LOSSES)
                                                                                    FOR THE YEAR ENDED
                                                                                     DECEMBER 31, 1997
                                                                                   --------------------
           Equity securities                                                          $  30,419,179
           Equity options                                                                (2,095,133)
           Equity index options                                                            (422,164)
           Cross currency options                                                         7,751,138
           Written options                                                               (3,349,799)
           Fixed income securities                                                          367,040
           Futures                                                                         (643,313)
           FOREIGN SECURITIES:
               Equities                                                                  (1,284,978)
               Bonds                                                                        140,004
                                                                                      -------------
                                                                                      $  30,881,974

         The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                                                AVERAGE MARKET VALUE
                                                       MARKET VALUE AT           FOR THE YEAR ENDED
                                                      DECEMBER 31, 1997           DECEMBER 31, 1997
                                                      -----------------         --------------------
        ASSETS:
           Equity options                                $   796,875                $ 1,564,893
           Equity index options                            1,487,500                  1,202,112
           Cross currency options                         12,085,618                  1,285,413

       LIABILITIES:
           Written options                                (8,075,806)                (1,016,592)

         Average market values presented above are based upon month-end market value during the year ended December 31, 1997.

AUGUSTA PARTNERS, L.P.
Notes to Financial Statements -- December 31, 1997 (continued)
_______________________________________________________________________________

     8.  SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

         The following represents the ratios to average net assets and other supplemental information for each period:

                                                                                  SEPTEMBER 4, 1996
                                                                                  (COMMENCEMENT OF
                                                         YEAR ENDED                OPERATIONS) TO
                                                      DECEMBER 31, 1997           DECEMBER 31, 1996
                                                      -----------------           -----------------
           Ratio of net investment loss to
               average net assets                          (0.48%)                      (0.83%) *
           Ratio of operating expenses to
               average net assets                           1.61%                        2.27% *
           Ratio of interest expense to
               average net assets                           0.07%                        0.01% *
           Ratio of dividends on securities
               sold, not yet purchased
               to average net assets                        0.12%                        0.06%*
           Total return                                    25.94% ***                   17.20% ***
           Portfolio turnover rate                           627%                         215%
           Average commission rate paid                  $0.0527 **                   $0.0569 **
           Average debt ratio                               1.04%                        0.28%

         *     Annualized.

         ** Average commission rate paid on purchases and sales of investment securities held long.

         *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

     9.  SUBSEQUENT EVENT

         Effective January 1, 1998, the Partnership received additional Limited Partner capital contributions of approximately $9,390,000.

AUGUSTA PARTNERS, L.P.

PROXY RESULTS (UNAUDITED) -  DECEMBER 31, 1997
-------------------------------------------------------------------------------

         On September 30, 1997, a Special Meeting of the Partners of the Partnership was held to approve a proposed amendment to the Limited Partnership Agreement which authorized the Manager to continue to provide investment advice and management to the Partnership upon the consummation of the acquisition of Oppenheimer & Co., Inc. by CIBC Wood Gundy Securities Corp. A total of 298 Partners, representing $92,619,035 of the interests in the Partnership and 67.7% of the votes eligible to be cast at the Special Meeting, voted to approve the amended Limited Partnership Agreement as follows:

              FOR                     AGAINST                 ABSTAIN
              ---                     -------                 -------
           89,949,651                 479,120                2,190,264

AUGUSTA PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS
-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
           SHARES                                                                                               MARKET VALUE
                          COMMON STOCKS - 92.21%
                            APPAREL MANUFACTURERS - 1.36%
           50,000              Tommy Hilfiger Corp.  *                          (a)                      $                1,756,250
                                                                                                         --------------------------

                            APPLICATIONS SOFTWARE - 0.72%
           80,000              Clarify, Inc.  *                                                                             930,000
                                                                                                         --------------------------

                            CABLE & OTHER PAY TELEVISION SERVICES - 2.24%
          100,000              US West Media Group  *                                                                     2,887,500
                                                                                                         --------------------------

                            CHEMICALS - DIVERSIFIED - 2.28%
           70,000              Monsanto Co.                                                                               2,940,000
                                                                                                         --------------------------

                            COMMERCIAL BANKS - 1.59%
           75,000              MBNA Corp.                                                                                 2,048,475
                                                                                                         --------------------------

                            COMPUTERS - INTEGRATED SYSTEMS - 1.42%
          120,000              FORE Systems, Inc.  *                                                                      1,830,000
                                                                                                         --------------------------

                            COMPUTERS - MAINFRAME - 1.08%
          100,000              Unisys Corp.                                                                               1,387,500
                                                                                                         --------------------------

                            COMPUTERS - MICRO - 1.24%
           80,000              Sequent Computer Systems, Inc.  *                                                          1,600,000
                                                                                                         --------------------------

                            COMPUTER SOFTWARE - 3.74%
           10,000              BMC Software, Inc.  *                                                                        656,250
          130,000              Compuware Corp.  *                               (b)                                       4,160,000
                                                                                                         --------------------------
                                                                                                                          4,816,250
                                                                                                         --------------------------

                            FINANCE - OTHER SERVICES - 1.54%
           50,000              Newcourt Credit Group, Inc., F/P Rights                                                    1,652,667
           10,000              Newcourt Credit Group, Inc.                                                                  334,377
                                                                                                         --------------------------
                                                                                                                          1,987,044
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
                                                                                                                MARKET VALUE
           SHARES
                          COMMON STOCKS -  (CONTINUED)
                            FINANCIAL SAVINGS & LOANS/THRIFTS - 6.99%
           25,000              H. F. Ahmanson & Co.                                                       $               1,673,450
           25,000              Coast Savings Financial, Inc.                    (a)                                       1,714,075
          100,000              Empire Federal Bancorp, Inc.                                                               1,712,500
          100,000              FirstFed America Bancorp, Inc.  *                (a)                                       2,187,500
           25,000              First Federal Bancshares of AK, Inc.                                                         593,750
           30,000              Ocean Financial Corp.                                                                      1,117,500
                                                                                                         --------------------------
                                                                                                                          8,998,775
                                                                                                         --------------------------
                            GOLF - 0.11%
            5,000              Callaway Golf Co.                                                                            142,815
                                                                                                         --------------------------

                            HEALTH CARE COST CONTAINMENT - 4.27%
          110,000              American Oncology Resources, Inc.  *                                                       1,760,000
          575,000              Medaphis Corp.  *                                                                          3,737,500
                                                                                                         --------------------------
                                                                                                                          5,497,500
                                                                                                         --------------------------

                            HOTELS & MOTELS - 0.53%
           35,000              La Quinta Inns, Inc.                                                                         675,955
                                                                                                         --------------------------

                            INTERNET SOFTWARE - 0.72%
          180,000              PSINet, Inc.  *                                                                              922,500
                                                                                                         --------------------------

                            INVESTMENT COMPANIES - 1.43%
           65,000              Tele-Communications TCI Ventures Group, Class A  *                                         1,840,345
                                                                                                         --------------------------

                            LIFE/HEALTH INSURANCE - 1.00%
           55,000              ESG Re Limited  *                                                                          1,292,500
                                                                                                         --------------------------

                            MACHINES/TOOLS & RELATED PRODUCTS - 0.57%
           28,200              Cincinnati Milacron, Inc.                                                                    731,452
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
                                                                                                                MARKET VALUE
           SHARES
                          COMMON STOCKS -  (CONTINUED)
                            MEDICAL - BIOMEDICAL/GENE - 3.21%
           45,000              BioChem Pharmaceutical, Inc.  *                                           $                  939,375
           45,000              Centocor, Inc.  *                                                                          1,496,250
           70,000              Myriad Genetics, Inc.  *                                                                   1,697,500
                                                                                                         --------------------------
                                                                                                                          4,133,125
                                                                                                         --------------------------

                            MEDICAL - HOSPITALS - 2.07%
           90,000              Columbia/HCA Healthcare Corp.                    (a)                                       2,666,250
                                                                                                         --------------------------

                            METAL - ALUMINUM - 1.40%
           30,000              Reynolds Metals Co.                                                                        1,800,000
                                                                                                         --------------------------

                            OIL COMPANY - EXPLORATION & PRODUCTION - 2.11%
          125,000              Hurricane Hydrocarbons Ltd.,  Class A  *                                                     969,588
           60,000              Triton Energy Ltd.                                                                         1,751,280
                                                                                                         --------------------------
                                                                                                                          2,720,868
                                                                                                         --------------------------

                            OIL FIELD MACHINERY & EQUIPMENT - 3.65%
           45,000              Camco International, Inc.                                                                  2,865,960
           30,000              Cooper Cameron Corp.  *                                                                    1,830,000
                                                                                                         --------------------------
                                                                                                                          4,695,960
                                                                                                         --------------------------

                            OIL & GAS DRILLING - 6.24%
           75,000              Nabors Industries, Inc.  *                                                                 2,371,875
          125,000              Noble Drilling Corp.   *                         (a) & (b)                                 3,828,125
           75,000              Precision Drilling Corp.  *                                                                1,828,125
                                                                                                         --------------------------
                                                                                                                          8,028,125
                                                                                                         --------------------------

                            PRIVATE CORRECTIONS - 6.48%
          225,000              Corrections Corporation of America  *            (a)                                       8,339,175
                                                                                                         --------------------------

                            PUBLISHING - NEWSPAPERS - 1.42%
           34,000              Dow Jones & Co., Inc.                            (a)                                       1,825,392
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
                                                                                                                MARKET VALUE
           SHARES
                          COMMON STOCKS -  (CONTINUED)
                            PUBLISHING - PERIODICALS - 1.43%
           80,000              The Petersen Companies, Inc., Class A  *                                  $                1,840,000
                                                                                                         --------------------------

                            RACETRACKS - 1.08%
           56,000              Speedway Motorsports, Inc.  *                                                              1,389,528
                                                                                                         --------------------------

                            REAL ESTATE INVESTMENT TRUST - DIVERSIFIED - 1.73%
           50,000              CCA Prison Realty Trust                                                                    2,231,250
                                                                                                         --------------------------

                            REAL ESTATE INVESTMENT TRUST - REGIONAL MALLS - 0.92%
           70,000              Westfield America, Inc.                                                                    1,190,000
                                                                                                         --------------------------

                            REAL ESTATE INVESTMENT TRUST - SHOPPING CENTERS - 2.73%
           75,000              Vornado Realty Trust                             (a)                                       3,520,350
                                                                                                         --------------------------

                            RENTAL AUTO/ EQUIPMENT - 0.93%
           50,000              Leasing Solutions, Inc.  *                                                                 1,193,750
                                                                                                         --------------------------

                            RETAIL - BUILDING PRODUCTS - 1.20%
           80,000              Eagle Hardware & Garden, Inc.  *                                                           1,550,000
                                                                                                         --------------------------

                            RETAIL - CONSUMER ELECTRONICS - 1.05%
           35,000              Tandy Corp.                                                                                1,349,687
                                                                                                         --------------------------

                            RETAIL - DEPARTMENT STORE - 3.51%
          100,000              Sears, Roebuck & Co.                                                                       4,525,000
                                                                                                         --------------------------

                            RETAIL - JEWELRY - 0.98%
           65,000              Claire's Stores, Inc.                                                                      1,263,470
                                                                                                         --------------------------

                            RETAIL - RESTAURANTS - 1.93%
           50,000              Foodmaker, Inc.  *                                                                           753,125
           60,000              Outback Steakhouse, Inc.  *                                                                1,725,000
                                                                                                         --------------------------
                                                                                                                          2,478,125
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
                                                                                                                MARKET VALUE
           SHARES
                          COMMON STOCKS -  (CONTINUED)
                            RETIREMENT/AGED CARE - 1.24%
          100,000              ARV Assisted Living, Inc.  *                                              $                1,600,000
                                                                                                         --------------------------

                            SATELLITE TELECOMMUNICATIONS - 1.69%
           80,000              ICG Communications, Inc.  *                                                                2,180,000
                                                                                                         --------------------------

                            STEEL - PIPE & TUBE - 1.34%
          100,000              NS Group, Inc.                                                                             1,725,000
                                                                                                         --------------------------

                            TELECOMMUNICATIONS EQUIPMENT - 1.58%
           70,000              Associated Group, Inc., Class B   *                                                        2,038,750
                                                                                                         --------------------------

                            TELECOMMUNICATIONS SERVICES - 1.01%
           75,000              MetroNet Communications Corp., Class B  *                                                  1,303,125
                                                                                                         --------------------------

                            TELEPHONE - LONG DISTANCE - 7.18%
          127,500              MCI Communications Corp.                         (b)                                       5,458,658
          125,000              WorldCom, Inc.  *                                (a)                                       3,781,250
                                                                                                         --------------------------
                                                                                                                          9,239,908
                                                                                                         --------------------------

                            TELEVISION - 1.27%
           35,000              Sinclair Broadcast Group, Inc., Class A  *                                                 1,631,875
                                                                                                         --------------------------


                               TOTAL COMMON STOCKS (COST $108,723,947)                                                  118,743,574
                                                                                                         ==========================

                          PREFERRED STOCKS - 1.31%
                            SATELLITE TELECOMMUNICATIONS - 1.31%
           20,000              Globalstar Telecommunications. Ltd., 6.5%,
                                 03/01/06, PRF Conv., $30.80                                                              1,685,000
                                                                                                         --------------------------


                               TOTAL PREFERRED STOCKS (COST $1,213,750)                                                   1,685,000
                                                                                                         ==========================


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
         FACE                                                                                                  MARKET VALUE
        AMOUNT
                          BONDS - 4.00%
                            TELECOMMUNICATIONS SERVICES - 4.00%
      $ 4,500,000              NTL Inc., 7.25%, 04/15/05, Conv., $27.56                                  $                5,152,500
                                                                                                         --------------------------

                               TOTAL BONDS (COST $4,756,191)                                                              5,152,500
                                                                                                         ==========================

        NUMBER OF
        CONTRACTS
                          CALL OPTIONS - 0.62%
                            CHEMICALS - DIVERSIFIED - 0.62%
              750              Monsanto Co., 01/17/99, $40.00                                                               796,875
                                                                                                         --------------------------

                               TOTAL CALL OPTIONS (COST $847,562)                                                           796,875
                                                                                                         ==========================

                          CROSS CURRENCY OPTIONS - 9.39%
           30,000              OTC USD Call/YEN Put-KO, 09/04/98,
                                 Strike-114.50/118.00 USD/YEN,
                                 Notional 30,000,000  USD                                                                 2,489,461
           30,000              OTC USD Call/YEN Put-KO, 09/04/98,
                                 Strike-114.50/118.20 USD/YEN,
                                 Notional 30,000,000  USD                                                                 2,467,140
           30,000              OTC USD Call/YEN Put-KO, 11/10/98,
                                 Strike-120.00/120.00 USD/YEN,
                                 Notional 30,000,000  USD                                                                 1,583,284
           30,000              OTC USD Call/YEN Put-KO, 11/16/98,
                                 Strike-125.00/122.00 USD/YEN,
                                 Notional 30,000,000  USD                                                                 1,045,235
           30,000              OTC USD Call/YEN Put-KO, 11/16/98,
                                 Strike-125.00/122.50 USD/YEN,
                                 Notional 30,000,000  USD                                                                 1,005,795
           30,000              OTC USD Call/YEN Put-KO, 11/19/98,
                                 Strike-125.00/123.00 USD/YEN
                                 Notional 30,000,000  USD                                                                   955,953


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
    NUMBER OF                                                                                                   MARKET VALUE
    CONTRACTS
                          CROSS CURRENCY OPTIONS - (CONTINUED)
           30,000              OTC USD Call/YEN Put-KO, 11/19/98,
                                 Strike-125.00/123.00 USD/YEN,
                                 Notional 30,000,000  USD                                                $                 903,750
           30,000              OTC USD Call/YEN Put-KO, 11/19/98,
                                 Strike-125.00/123.50 USD/YEN,
                                 Notional 30,000,000  USD                                                                  948,750
           30,000              OTC USD Call/YEN Put-KO, 12/02/98,
                                 Strike-125.00/125.50 USD/YEN,
                                 Notional 30,000,000  USD                                                                  686,250
                                                                                                         -------------------------

                               TOTAL CROSS CURRENCY OPTIONS (COST $4,155,000)                                           12,085,618
                                                                                                         =========================

                           EQUITY INDEX OPTION - 1.16%
           70,000               Bank Basket, 03/04/98, Strike - $100.00,
                                 Notional 7,000,000 USD                                                                  1,487,500
                                                                                                         -------------------------

                               TOTAL EQUITY INDEX OPTION (COST $588,000)                                                 1,487,500
                                                                                                         =========================


                               TOTAL INVESTMENTS (COST $120,284,450) - 108.69%                                         139,951,067
                                                                                                         =========================

                               OTHER ASSETS, LESS LIABILITIES - (8.69%)                                                (11,184,594)
                                                                                                         -------------------------

                               NET ASSETS - 100.00%                                                       $            128,766,473
                                                                                                         =========================


(a) Partially or wholly held in a pledged account by the Custodian as collateral for securities sold short.

(b) Partially held in a pledged account by the Custodian as collateral for open covered calls.

*   Non-income producing security.

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED
-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
                                                                                                               MARKET VALUE
           SHARES
                          SHORT COMMON STOCK - (15.61%)
                            ATHLETIC FOOTWEAR - (1.06%)
           35,000              Nike, Inc., Class B                                                       $               (1,367,205)
                                                                                                         --------------------------

                            AUTO - TRUCK TRAILERS - (0.22%)
           10,000              Wabash National Corp.                                                                       (284,380)
                                                                                                         --------------------------

                            COMMERCIAL BANKS - (2.55%)
          100,000              Synovus Financial Corp.                                                                   (3,275,000)
                                                                                                         --------------------------

                            COMMERCIAL SERVICES - (0.35%)
           40,000              TeleTech Holdings, Inc.                                                                     (455,000)
                                                                                                         --------------------------

                            DISPOSABLE MEDICAL PRODUCTS - (0.99%)
           22,500              Safeskin Corp.                                                                            (1,276,875)
                                                                                                         --------------------------

                            DIVERSIFIED MANUFACTURING OPERATIONS - (1.14%)
           50,000              CBS Corp.                                                                                 (1,471,875)
                                                                                                         --------------------------

                            FOOD - (1.16%)
           30,000              Kellogg Co.                                                                               (1,488,750)
                                                                                                         --------------------------

                            FOOD - RETAIL - (0.68%)
           20,000              Winn-Dixie Stores, Inc.                                                                     (873,760)
                                                                                                         --------------------------

                            HEALTH CARE COST CONTAINMENT - (0.34%)
           15,000              Access Health, Inc.                                                                         (440,625)
                                                                                                         --------------------------

                            MACHINERY - CONSTRUCTION & MINING - (1.13%)
           30,000              Caterpillar, Inc.                                                                         (1,455,000)
                                                                                                         --------------------------

                            MEDICAL - BIOMEDICAL/GENE - (0.31%)
           15,000              Organogenesis, Inc.                                                                         (403,125)
                                                                                                         --------------------------

                            MEDICAL - HMO - (0.35%)
           30,000              PHP Healthcare Corp.                                                                        (451,890)
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
                                                                                                                MARKET VALUE
           SHARES
                          SHORT COMMON STOCK - CONTINUED
                            MEDICAL LASER SYSTEMS - (0.43%)
           52,400              ThermoLase Corp.                                                          $                 (550,200)
                                                                                                         --------------------------

                            OIL FIELD MACHINERY & EQUIPMENT - (0.41%)
           15,000              Dril-Quip, Inc.                                                                             (526,875)
                                                                                                         --------------------------

                            PHARMACY SERVICES - (0.60%)
           25,000              Omnicare, Inc.                                                                              (775,000)
                                                                                                         --------------------------

                            PHOTO EQUIPMENT & SUPPLIES - (1.16%)
           65,000              Innovex, Inc.                                                                             (1,490,970)
                                                                                                         --------------------------

                            STEEL - PRODUCERS - (0.38%)
           10,000              Nucor Corp.                                                                                 (483,130)
                                                                                                         --------------------------

                            TELEPHONE - LOCAL - (2.35%)
           15,000              Ameritech Corp.                                                                           (1,207,500)
           20,000              Bell Atlantic Corp.                                                                       (1,820,000)
                                                                                                         --------------------------
                                                                                                                         (3,027,500)
                                                                                                         --------------------------

                               TOTAL SHORT COMMON STOCK PROCEEDS ($20,498,031)                           $              (20,097,160)
                                                                                                         ==========================


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF WRITTEN OPTIONS
-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
        NUMBER OF                                                                                              MARKET VALUE
        CONTRACTS
                          WRITTEN CROSS CURRENCY OPTIONS- (6.23%)
           30,000              OTC USD Call/YEN Put, 09/04/98,
                                 Strike-125.00 USD/YEN,
                                 Notional 30,000,000  USD                                                $               (1,433,461)
           30,000              OTC USD Call/YEN Put, 09/04/98,
                                 Strike-123.80 USD/YEN,
                                 Notional 30,000,000  USD                                                                (1,576,140)
           30,000              OTC USD Call/YEN Put, 11/10/98,
                                 Strike-130.00 USD/YEN,
                                 Notional 30,000,000  USD                                                                  (974,284)
           30,000              OTC USD Call/YEN Put-KO, 11/16/98,
                                 Strike-135.00/122.00 USD/YEN,
                                 Notional 30,000,000  USD                                                                  (742,235)
           30,000              OTC USD Call/YEN Put-KO, 11/16/98,
                                 Strike-135.00/122.50 USD/YEN,
                                 Notional 30,000,000  USD                                                                  (711,795)
           30,000              OTC USD Call/YEN Put-KO, 11/19/98,
                                 Strike-135.00/123.00 USD/YEN,
                                 Notional 30,000,000  USD                                                                  (736,953)
           30,000              OTC USD Call/YEN Put-KO, 11/19/98,
                                 Strike-135.00/123.00 USD/YEN,
                                 Notional 30,000,000  USD                                                                  (585,750)
           30,000              OTC USD Call/YEN Put-KO, 11/19/98,
                                 Strike-135.00/123.50 USD/YEN,
                                 Notional 30,000,000  USD                                                                  (699,750)
           30,000              OTC USD Call/YEN Put-KO, 12/02/98,
                                 Strike-135.00/125.50 USD/YEN,
                                 Notional 30,000,000  USD                                                                  (563,250)
                                                                                                         --------------------------

                               TOTAL WRITTEN CROSS CURRENCY
                                  OPTIONS - PROCEEDS ($4,209,000)                                                        (8,023,618)
                                                                                                         --------------------------

                          WRITTEN CALL OPTIONS - (0.04%)
                            COMPUTER SOFTWARE - (0.02%)
              300              Compuware Corp., 02/21/98, $40.00                                                            (35,625)
                                                                                                         --------------------------


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

-------------------------------------------------------------------------------

                                                                                                             DECEMBER 31, 1997
        NUMBER OF                                                                                              MARKET VALUE
        CONTRACTS
                          WRITTEN CALL OPTIONS - (CONTINUED)
                            OIL & GAS DRILLING - (0.01%)
              575              Noble Drilling Corp., 01/17/98, $35.00                                    $                   (7,188)
                                                                                                         --------------------------

                            TELEPHONE - LONG DISTANCE - (0.01%)
              250              MCI Communications Corp., 04/18/98, $50.00                                                    (9,375)
                                                                                                         --------------------------

                               TOTAL WRITTEN CALL OPTIONS - PROCEEDS ($176,657)                                             (52,188)
                                                                                                         --------------------------

                               TOTAL OPTIONS WRITTEN - PROCEEDS ($4,385,657)                             $               (8,075,806)
                                                                                                         ==========================


The accompanying notes are an integral part of these financial statements.

                                               FINANCIAL STATEMENTS
                                        WITH REPORT OF INDEPENDENT AUDITORS

                                              AUGUSTA PARTNERS, L.P.

                                           PERIOD FROM SEPTEMBER 4, 1996
                                           (COMMENCEMENT OF OPERATIONS)
                                               TO DECEMBER 31, 1996

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS
                       WITH REPORT OF INDEPENDENT AUDITORS

           PERIOD FROM SEPTEMBER 4, 1996 (COMMENCEMENT OF OPERATIONS)
                              TO DECEMBER 31, 1996




                                    CONTENTS



Report of Independent Auditors ...........................................     1

Statement of Assets, Liabilities and Partners' Capital ...................     2

Statement of Operations ..................................................     3

Statement of Changes in Partners' Capital - Net Assets ...................     4

Notes to Financial Statements ............................................     5

Schedule of Portfolio Investments ........................................    13

Schedule of Securities Sold. Not Yet Purchased ...........................    18

                         [Ernst & Young LLP Letterhead]

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Augusta Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Augusta Partners, L.P., including the schedules of portfolio investments and securities sold, not yet purchased, as of December 31, 1996, and the related statements of operations and changes in partners' capital - net assets for the period from September 4, 1996 (commencement of operations) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Augusta Partners, L.P. at December 31, 1996, the results of its operations, and the changes in its partners' capital - net assets for the period from September 4, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.


                                   /s/ Ernst & Young LLP



New York, New York
February 5, 1997

AUGUST PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)



                                                                   DECEMBER 31, 1996
ASSETS:

Cash                                                                  $   2,758
Investments in securities, at market
     (identified cost - $92,000)                                        100,349
Due from broker                                                          20,931
Dividends receivable                                                         23
Interest receivable                                                         120
Organizational costs (net of accumulated amortization of $45)               646
Other assets                                                                 48
                                                                      ---------

         TOTAL ASSETS                                                   124,875
                                                                      ---------

LIABILITIES

Due to broker                                                               951
Securities sold, not yet purchased - at market
     (proceeds of sales - $6,839)                                         6,395
Due to affiliate                                                              4
Management fee payable                                                       97
Accrued expenses                                                            383
                                                                      ---------

         TOTAL LIABILITIES                                                7,830
                                                                      ---------

                  NET ASSETS                                          $ 117,045
                                                                      =========

PARTNERS' CAPITAL

Represented by:
Capital contributions, (net of syndication costs of $50)              $ 100,005
Accumulated net investment loss                                            (304)
Accumulated net realized gain on investments                              8,552
Net unrealized appreciation on investments and foreign
     currency transactions                                                8,792
                                                                      ---------

         PARTNERS' CAPITAL - NET ASSETS                               $ 117,045
                                                                      =========



The accompanying notes are an integral part of these financial statements.

AUGUST PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)

                                                             PERIOD FROM SEPTEMBER 4, 1996
                                                              (COMMENCEMENT OF OPERATIONS)
                                                                  TO DECEMBER 31, 1996
INVESTMENT INCOME:
     Dividends                                                         $    142
     Interest                                                               414
                                                                       --------

                                                                            556
                                                                       --------

OPERATING EXPENSES
     Management fee                                                         350
     Professional fees                                                      295
     Administration fees                                                     71
     Amortization of organizational costs                                    45
     Custodian fees                                                          16
     Dividends on securities sold, not yet purchased                         20
     Individual General Partners' fees and expenses                          14
     Miscellaneous                                                           49
                                                                       --------
                                                                            860
                                                                       --------

     NET INVESTMENT LOSS                                                   (304)
                                                                       --------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

     REALIZED GAIN (LOSS) ON INVESTMENTS
         Investment securities                                            9,747
         Futures transactions                                               (84)
         Purchased options                                                 (341)
         Written options                                                    (64)
         Short sales                                                       (706)
                                                                       --------

              NET REALIZED GAIN ON INVESTMENTS                            8,552
                                                                       --------

UNREALIZED APPRECIATION ON INVESTMENTS
     AND FOREIGN CURRENCY TRANSACTIONS

         Beginning of period                                                 --
         End of period                                                    8,792
                                                                       --------
                                                                          8,792
                                                                       --------

              NET REALIZED AND UNREALIZED GAIN                           17,344
                                                                       --------

              INCREASE IN PARTNERS' CAPITAL DERIVED
                 FROM INVESTMENT ACTIVITIES                            $ 17,040
                                                                       ========

The accompanying notes are an integral part of these financial statements.

AUGUST PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)


                                                             PERIOD FROM SEPTEMBER 4, 1996
                                                             (COMMENCEMENT OF OPERATIONS)
                                                                 TO DECEMBER 31,1996
INVESTMENT ACTIVITIES

     Net investment loss                                              $    (304)
     Net realized gain on investments                                     8,552
     Change in unrealized appreciation on
     investments and foreign currency transactions                        8,792
                                                                      ---------

         INCREASE IN PARTNERS' CAPITAL DERIVED
              FROM INVESTMENT ACTIVITIES                                 17,040

PARTNERS' CAPITAL TRANSACTIONS

     Capital contributions                                              100,055
     Syndication costs                                                      (50)
                                                                      ---------

         INCREASE IN PARTNERS' CAPITAL DERIVED
         FROM CAPITAL TRANSACTIONS                                      100,005

         PARTNERS' CAPITAL AT BEGINNING OF PERIOD                            --
                                                                      ---------

         PARTNERS' CAPITAL AT END OF PERIOD                           $ 117,045
                                                                      =========




The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 1996


         1.       ORGANIZATION

                  Augusta Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on May 30, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement (the "Agreement"), as amended and restated on July 16, 1996. The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly-traded U.S. companies. The Partnership will also invest in equity securities of foreign issuers and in bonds and other fixed-income securities of U.S. and foreign issuers.

                  The Agreement provides for five "Individual General Partners" and a "Manager." The Manager is Augusta Management, L.L.C. whose principal members are Oppenheimer & Co., Inc. ("Opco") and Ardsley Advisory Partners ("Ardsley"). Investment professionals employed by Ardsley will manage the Partnership's investment portfolio on behalf of the Manager under Opco's supervision.

                  The acceptance of initial and additional contributions, as well as the repurchase of Partnership interests, are subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year (other than in 1996) effective as of the end of each such year.

         2.       SIGNIFICANT ACCOUNTING POLICIES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent: however, actual results could differ from these estimates.

         a.       PORTFOLIO VALUATION

                  Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

AUGUSTA PARTNERS, L.P.

                  Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

                  Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuation for normal institutional size trading units. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

                  Futures contracts and options thereon, which are traded on commodities exchanges, are valued at their settlement value as of the close of such exchanges.

                  All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities

AUGUSTA PARTNERS, L.P.

                  will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

                  The Partnership may enter into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at fair value with the resulting gains and losses included in net gain from investment transactions.

                  Morgan Stanley Trust Company serves as custodian of the Partnership's assets.

         b.       PARTNERSHIP EXPENSES

                  The expenses incurred by the Partnership in connection with its organization are being amortized over a 60 month period beginning with the commencement of operations.

                  Syndication costs totaling $50,000 related to the partnership's initial offering have been charged directly to the capital accounts of the limited and general partners.

         c.       INCOME TAXES

                  No federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

         3.       RELATED PARTY TRANSACTIONS

                  Opco provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays Opco a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

                  During the period ended December 31, 1996, Opco earned $19,106 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

                  At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally, at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with

AUGUSTA PARTNERS, L.P.

                  respect to such limited partner through the close of any prior period. As of December 31, 1996, there was no incentive allocation.

                  Each Independent General Partner receives an annual retainer of $5,000 plus a fee for each meeting attended. The other Individual General Partners do not receive any annual or other fees. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the period from September 4, 1996 to December 31, 1996, these fees (including meeting fees and a pro-rata portion of the annual retainer) and expenses totaled $13,517. One Individual General Partner, who is an "Interested person" of the Partnership, as defined by the Act, holds a limited partnership interest in the Partnership.

         4.       SECURITIES TRANSACTIONS

                  Aggregate purchases and sales of investment securities, excluding short-term debt securities, for the period from September 4, 1996 to December 31, 1996, amounted to $296,890,226 and $215,761,834, respectively.

                  At December 31, 1996, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes. At December 31, 1996, accumulated net unrealized appreciation on investments in securities, and securities sold, not yet purchased, was $8,792,156, consisting of $11,254,994 gross unrealized appreciation and $2,462,838 gross unrealized depreciation.

                  Due from broker primarily represents proceeds from unsettled trades and short sales. Due to broker primarily represents liabilities from unsettled security purchases.

         5. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

                  In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contain varying decrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

AUGUSTA PARTNERS, L.P.

                  The Partnership's foreign exchange trading activities involve the purchase and sale (writing) of foreign exchange options having various maturity dates. The Partnership may seek to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts. At December 31, 1996, the Partnership had no spot currency, futures or forward contracts outstanding.

                  Securities sold, not yet purchased, represent obligations of the Partnership to deliver the specified security and thereby creates a liability to purchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased, may exceed the amount recognized in the statement of assets, liabilities and partners' capital.

                  The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counter party not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

                  When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option. Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

                  A summary of the notional amounts of open purchased option contracts as of December 31, 1996, is as follows:



                                                                 NOTIONAL AMOUNT
                                                                 ---------------
                         Equity Options                            $ 7,078,750
                         Equity Index Options                        8,750,000
                         Foreign Exchange Options                   49,514,200

AUGUST PARTNERS, L.P.

         Transactions in written options were as follows:

                                                      CALL OPTIONS                     PUT OPTIONS
                                              ---------------------------      ---------------------------
                                                 NUMBER          AMOUNT           NUMBER          AMOUNT
                                              OF CONTRACTS     OF PREMIUM      OF CONTRACTS     OF PREMIUM
                                              ------------     ----------      ------------     ----------
Beginning balance                                   --         $       0             --         $       0
Options Written                                  2,680           890,170          1,000            61,498
Options Closed                                  (2,680)         (890,170)        (1,000)          (61,498)

                                                 -----         ---------          -----         ---------


Options outstanding at December 31, 1996            --         $       0             --         $       0
                                                 =====         =========          =====         =========



6.       FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

         The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                                      NET GAINS
                                                                       (LOSSES)
                                                                       FOR 1996
                                                                     -----------
Equity transactions                                                  $15,263,691
Fixed income                                                             135,175
Foreign Exchange (including realized gains of $566,945)                1,945,522
                                                                     -----------
Net Gain from investment transactions                                $17,344,388
                                                                     ===========

AUGUST PARTNERS, L.P.

                  The following table presents the year-end fair values of derivative financial instruments and the average fair values during the year of those instruments:


                                                   FAIR VALUE AT     AVERAGE FAIR
                                                   DECEMBER 31,       VALUE FOR
                                                       1996              1996
                                                   -------------     ------------
                  ASSETS:

                       Equity                       $1,745,438        $1,234,430
                       Fixed Income                         --                --
                       Foreign Exchange              2,024,103         1,311,029



                  Average fair values presented above are based upon each type's month-end fair value during the period ended December 31, 1996.

         7.       SHORT-TERM BORROWINGS

                  The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for the purchase of equity and fixed income securities. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. As of December 31, 1996, the Partnership had no outstanding margin borrowings. During the period ended December 31, 1996, the average daily amount of short term debt was not material to the Partnership's total net assets.

AUGUST PARTNERS, L.P.

         8.       SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

                  The following, represents the ratios to average net assets and other supplemental information for the period:



                                                                SEPTEMBER 4, 1996
                                                                (COMMENCEMENT OF
                                                                 OPERATIONS) TO
                                                                DECEMBER 31, 1996
                                                                -----------------
                Investment loss                                        (.83%)*
                Operating expenses                                     2.34%*
                Dividends on securities
                         sold, not yet purchased                        .06%*
                Portfolio turnover                                      215%
                Average Commission Rate                           $   .0569**
                Total return                                          17.20%***


         *        Annualized.

         ** Average commission rate per share on purchases and sales of investment securities.

         *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the General Partner, if any. Total returns for a period of less than a full year are not annualized.

AUGUST PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS

                                                                                  DECEMBER 31, 1996
                                                                                     MARKET VALUE
SHARES
            COMMON STOCKS - 74.38%
                 AGRICULTURAL OPERATIONS - 1.23%
 45,000              Delta & Pine Land Co.                                           $1,440,000
                                                                                     ----------

                 AIRLINES - 1.57%
 65,000              Continental Airlines, Inc., Class B*                             1,836,250
                                                                                     ----------

                 COMMERCIAL SERVICES - 3.11%
150,000              CUC International, Inc.*                                         3,637,500
                                                                                     ----------

                 COMPUTER SERVICES & SOFTWARE - 3.96%
 50,000              BMC Software, Inc.*                                              2,068,750
 10,000              Computer Associates Int'l, Inc.                                    497,500
 75,000              Jetform Corp.*                                                   1,387,500
 50,000              Platinum Technology, Inc.*                                         681,250
                                                                                     ----------
                                                                                      4,635,000
                                                                                     ----------

                 COMPUTER HARDWARE - 1.31%
 40,000              Interphase Corp.*                                                  400,000
 20,000              Western Digital Corp.*                                           1,137,500
                                                                                     ----------
                                                                                      1,537,500
                                                                                     ----------

                 DIVERSIFIED OPERATIONS - .99%
 25,000              Corning, Inc.                                                    1,156,250
                                                                                     ----------

                ELECTRONICS - 3.55%
 85,000              Kent Electronics Corp.*                                          2,188,750
 60,000              Sheldahl, Inc.*                                                  1,125,000
 27,500              Ultrak, Inc.*                                                      838,750
                                                                                     ----------
                                                                                      4,152,500
                                                                                     ----------

                 FINANCIAL SERVICES - 5.09%
 50,000              Big Foot Financial Corp.%                                          650,000
 33,000              Chase Manhattan Corp.                                            2,949,375
 75,000              Lehman Brothers Holdings, Inc.                                   2,353,125
                                                                                     ----------
                                                                                      5,952,500
                                                                                     ----------


* Non-income producing security.

The accompanying notes are an integral part of these financial statements.

AUGUST PARTNERS, L.P.

                                                                                DECEMBER 31, 1996
                                                                                   MARKET VALUE
SHARES
            COMMON STOCKS - 74.38% (CONTINUED)

               HEALTHCARE SERVICES & MANAGEMENT - 1.18%
 135,000         American Oncology Resources, Inc.*                                $ 1,383,750
                                                                                   -----------

               HOTELS & MOTELS - 1.52%
 110,000           Prime Hospitality Corp.*                                          1,773,750
                                                                                   -----------

               HOUSEHOLD PRODUCTS/WARES - .98%
  70,000           AJL Peps Trust                                                    1,146,250
                                                                                   -----------

               HUMAN RESOURCES - 1.19%
  60,000           Emcare Holdings, Inc.*                                            1,395,000
                                                                                   -----------

               MANUFACTURING - 1.06%
  75,000           Foamex Int'l, Inc.*                                               1,237,500
                                                                                   -----------

               MEDICAL / BIOMEDICAL - 9.84%
 150,000           Alpha-Beta Tech., Inc.*                                           1,584,375
  30,000           Biochem Pharmaceuticals, Inc.*                                    1,507,500
 100,000           Cellpro, Inc.*                                                    1,250,000
  20,000           Centocor, Inc.*                                                     715,000
 200,000           Liposome Co., Inc.*                                               3,825,000
  80,000           Myriad Genetics, Inc.*                                            2,020,000
 150,000           NeoRx Corp.*                                                        618,750
                                                                                   -----------
                                                                                    11,520,625
                                                                                   -----------

               MEDICAL INSTRUMENTS & PRODUCTS - 12.21%
  80,500           Boston Scientific Corp.*                                          4,830,000
 100,000           Cytyc Corp.*                                                      2,700,000
  45,000           Interneuron Pharmaceuticals, Inc.*                                1,170,000
  60,000           OccuSystems, Inc.*                                                1,620,000
  31,000           Sabratek Corp.*                                                     492,125
  75,000           Ventritex, Inc.*                                                  1,846,875
  45,000           Vivus, Inc.*                                                      1,631,258
                                                                                   -----------
                                                                                    14,290,258
                                                                                   -----------

               NETWORKING PRODUCTS - 1.90%
  35,000           Cisco Systems, Inc.*                                              2,226,875
                                                                                   -----------


* Non-income producing security.

The accompanying notes are an integral part of these financial statements.

AUGUST PARTNERS, L.P.

                                                                                 DECEMBER 31, 1996
                                                                                   MARKET VALUE
SHARES
            COMMON STOCKS - 74.38% (CONTINUED)

               OFFICE SUPPLIES & FORMS - 2.26%
  25,000           Alco Standard Corp.*                                             $ 1,290,625
  75,000           Staples, Inc.*                                                     1,354,688
                                                                                    -----------
                                                                                      2,645,313
                                                                                    -----------

               OIL/GAS EQUIPMENT & SERVICES - 15.16%
  80,000           Baker Hughes, Inc.                                                 2,760,000
  15,000           Callon Petroleum Co.*                                                285,000
  70,000           Global Industries, Ltd.*                                           1,303,750
 115,000           Input/Output, Inc.*                                                2,127,500
  65,000           Marine Drilling Companies, Inc.*                                   1,279,688
 100,000           Nabors Industries, Inc.*                                           1,925,000
  35,000           Nobel Drilling Corp.*                                                695,625
  30,000           Nuevo Energy Co.*                                                  1,560,000
  50,000           Reading and Bates Corp.*                                           1,325,000
  80,000           Texas Meridian Resources Corp.*                                    1,370,000
  30,000           Union Pacific Resources Group Inc.                                   870,000
  75,000           Weatherford Enterra, Inc.*                                         2,250,000
                                                                                    -----------
                                                                                     17,751,563
                                                                                    -----------

               RESTAURANTS - .86%
  50,000           Dave & Busters, Inc.*                                              1,006,250
                                                                                    -----------

               RETAIL & MERCHANDISING - 1.38%
  20,000           Home Depot, Inc.                                                   1,002,500
  52,000           Micro Warehouse, Inc.*                                               616,875
                                                                                    -----------
                                                                                      1,619,375
                                                                                    -----------

               RETIREMENT/AGED CARE - .45%
  45,000           ARV Assisted Living, Inc.*                                           523,125
                                                                                    -----------

               TELECOMMUNICATIONS EQUIPMENT & LONG DISTANCE SERVICE - 2.42%
  50,000          ACC Corp. *                                                         1,512,500
  75,000          ICG Communications, Inc.*                                           1,321,875
                                                                                    -----------
                                                                                      2,834,375
                                                                                    -----------

* Non-income producing security.

The accompanying notes are an integral part of these financial statements.

AUGUST PARTNERS, L.P.

                                                                                DECEMBER 31, 1996
                                                                                   MARKET VALUE
SHARES
                COMMON STOCKS - 74.38% (CONTINUED)

                     THERAPEUTICS - 1.16%
    20,000               Agouron Pharmaceuticals, Inc. *                           $ 1,355,000
                                                                                   -----------

                         TOTAL COMMON STOCKS (COST $80,910,903)                     87,056,509
                                                                                   ===========

                PREFERRED STOCKS - 2.29%
                     TELECOMMUNICATIONS EQUIPMENT &
                     LONG DISTANCE SERVICE
    50,000               Globalstar Telecom, Ltd., PRF, Conv. 6.50% 144A*            2,675,000
                                                                                   -----------

                         TOTAL PREFERRED STOCKS (COST $2,125,000)                    2,675,000
                                                                                   ===========
 FACE
AMOUNT

                BONDS - 5.85%
                     BROADCASTING - 1.19%
$1,500,000               Comcast Corp., 3.375%, 09/09/05, Conv.                     1,391,250
                                                                                   -----------

                     CABLE & OTHER PAY TELEVISION SERVICES - 3.90%
 4,250,000               International Cabletel, Inc., 7.25%, 04/15/05,
                         Conv., 144A
                                                                                     4,568,750
                                                                                   -----------

                     RETIREMENT / AGED CARE - .76%
 1,250,000               Sterling House Corp., 6.75%, 06/30/06, Conv. 144A             887,500
                                                                                   -----------

                         TOTAL BONDS (COST $6,712,325)                              6,847,500
                                                                                   ===========
NUMBER OF
CONTRACTS
                CALL OPTIONS - 1.39%
                     COMPUTER SERVICES & SOFTWARE - .19%
       500               Platinum Technology, Inc., 06/21/97, $10.00                  218,750
                                                                                   -----------

                     MEDICAL / BIOMEDICAL - .68%
       500               Autoimmune, Inc., 04/19/97, $12.50                           193,000
     1,000               Autoimmune, Inc., 07/19/97, $12.50                           475,000
       400               Liposome Co., Inc., 02/22/97, $17.50                         125,000
                                                                                   -----------
                                                                                       793,750
                                                                                   -----------

* Non-income producing security.

The accompanying notes are an integral part of these financial statements.

AUGUST PARTNERS, L.P.

NUMBER OF                                                                     DECEMBER 31, 1996
CONTRACTS                                                                       MARKET VALUE
           CALL OPTIONS - 1.39% (CONTINUED)
                 OIL/GAS EQUIPMENT & SERVICES - .06%
      150            Ashland, Inc., 01/18/97, $40.00                            $     58,125
      300            Ashland, Inc., 01/18/97, $45.00                                  13,125
                                                                                ------------
                                                                                      71,250
                                                                                ------------


           TELECOMMUNICATIONS EQUIPMENT & LONG DISTANCE SERVICE - .46%

      180        WorldCom, Inc., 01/98, $20.00                                       162,000
      175        WorldCom, Inc. 01/98, $22.50                                        122,500
      400        WorldCom, Inc. 01/98, $25.00                                        255,000
                                                                                ------------
                                                                                     539,500
                                                                                ------------

                           TOTAL CALL OPTIONS (COST $1,322,627)                    1,623,250
                                                                                ============

           PUT OPTIONS - 1.83%
                 CROSS CURRENCY - 1.73%
        2            OTC ITL Call/CHF Put, 09/27/97, strike 1210
                     ITL/CHF, Notional 66,250,000 CHF                              2,024,103
                                                                                ------------


           LEISURE & RECREATION/GAMING - .02%
      100        Callaway Golf Co., 01/18/97, $30.00                                  20,000
                                                                                ------------

           STOCK INDEX - .08%
      250        S & P 400 Midcap, 01/18/97, $250                                     60,937
      100        S & P 400 Midcap, 01/18/97 $255                                      41,250
                                                                                ------------

           TOTAL PUT OPTIONS (COST $929,256)                                       2,146,290
                                                                                ============

           TOTAL INVESTMENTS (COST $92,000,111) - 85.74%                         100,348,549
                                                                                ============

           OTHER ASSETS, LESS LIABILITIES - 14.26%                                16,696,523
                                                                                ------------

           NET ASSETS - 100.00%                                                 $117,045,072
                                                                                ============


The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED


                                                                                DECEMBER 31, 1996
 SHARES                                                                           MARKET VALUE
              SHORT COMMON STOCK - (5.46%)
                   COMMERCIAL SERVICES - (.67%)
(30,000)               TeleTech Holdings, Inc.
                                                                                  $  (780,000)
                                                                                  -----------

              COSMETICS & TOILETRIES - (.17%)
(12,500)               Thermolase Corp.                                              (196,875)
                                                                                  -----------

              CONSULTING SERVICES - (.30%)
 (7,500)           Registry, Inc.                                                    (345,938)
                                                                                  -----------

              FOOD - (1.96%)
(35,000)           Kellog Co.                                                      (2,296,875)
                                                                                  -----------

              MEDICAL INSTRUMENTS & PRODUCTS - (.44%)
(15,000)           HENRY SCHEIN, INC.                                                (515,625)
                                                                                  -----------

              NETWORK PRODUCTS - (.54%)
(30,000)           Bay Networks, Inc.                                                (630,000)
                                                                                  -----------

              TELECOMMUNICATIONS EQUIPMENT & LONG DISTANCE
              SERVICE - (1.38%)
(80,000)           Deutsche Telekom AG - Sponsored
                   ADR
                                                                                   (1,630,000)
                                                                                  -----------

              TOTAL SHORT COMMON STOCK
                   PROCEEDS ($6,839,031)                                          $(6,395,313)
                                                                                  ===========
